UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE PRE-14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14c-5(d)(2)
☐	Definitive Information Statement

Perfect Solutions Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF PERFECT SOLUTIONS GROUP, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Perfect Solutions Group, Inc.

3F Aristo Toranomon 1-17-16

Nishi Shinbashi Minato-Ku,

Tokyo, Japan 105-0003

+81-3-6809-2989

Notice of Action by Written Consent of Stockholders to be Effective December __, 2023

To the Holders of Common Stock of Perfect Solutions Group, Inc.:

Perfect Solutions Group, Inc., a Nevada Corporation, (the “Company”), hereby notifies our stockholders of record on November 2, 2023 that stockholders holding approximately 79.98% of the voting power have approved, by written consent in lieu of a special meeting on November 1, 2023, the following proposal(s):

Proposal 1: To change the name of the Company from Perfect Solutions Group, Inc. to WeCapital Holdings, Inc., and file any amendment necessary with the Nevada Secretary of State to effect this action.

Proposal 2: Submit to the Financial Industry Regulatory Authority (FINRA) an Over-The-Counter (OTC) Corporate Action related to the name change specified in Proposal 1. Additionally, update our ticker symbol to more appropriately reflect our new name, WeCapital Holdings, Inc. These changes may necessitate obtaining a new CUSIP symbol.

This Information Statement is first being mailed to our stockholders of record as of the close of business on November 2, 2023. The actions contemplated herein will not be effective prior to December 2, 2023, a date which is meant to allow sufficient time to accommodate at least 20 days after the date on which our definitive Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action(s) to be effective at least 20 days after the mailing of this Information Statement are:

Proposal 1: To change the name of the Company from Perfect Solutions Group, Inc. to WeCapital Holdings, Inc., and file any amendment necessary with the Nevada Secretary of State to effect this action.

Proposal 2: Submit to the Financial Industry Regulatory Authority (FINRA) an Over-The-Counter (OTC) Corporate Action related to the name change specified in Proposal 1. Additionally, update our ticker symbol to more appropriately reflect our new name, WeCapital Holdings, Inc. These changes may necessitate obtaining a new CUSIP symbol.

As described in this Information Statement, the Majority Stockholders, collectively representing approximately 79.98% of the voting power of the Company, approved the aforementioned Proposals by written consent in lieu of a meeting of Stockholders.

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION.

This Information Statement will serve as written notice to stockholders of the Company pursuant to the Nevada Revised Statutes.

By Order of the Board of Directors.
November ___, 2023	/s/ Koichi Ishizuka
Koichi Ishizuka
Chief Executive Officer; Director

INFORMATION STATEMENT REGARDING

ACTION TAKEN BY WRITTEN CONSENT OF

THE MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Perfect Solutions Group, Inc.

3F Aristo Toranomon 1-17-16

Nishi Shinbashi Minato-Ku,

Tokyo, Japan 105-0003

+81-3-6809-2989

INFORMATION STATEMENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of November 2, 2023 (the “Record Date”) of Common Stock, $0.0001 par value (the “Common Stock”), of Perfect Solutions Group, Inc. a Nevada corporation (the “Company,” “we,” “our” or “us”), to notify holders of our Common Stock of the following:

Stockholders holding approximately 79.98% of the voting power have approved, by written consent in lieu of a special meeting on November 1, 2023, the following proposal(s):

Proposal 1: To change the name of the Company from Perfect Solutions Group, Inc. to WeCapital Holdings, Inc., and file any amendment necessary with the Nevada Secretary of State to effect this action.

Proposal 2: Submit to the Financial Industry Regulatory Authority (FINRA) an Over-The-Counter (OTC) Corporate Action related to the name change specified in Proposal 1. Additionally, update our ticker symbol to more appropriately reflect our new name, WeCapital Holdings, Inc. These changes may necessitate obtaining a new CUSIP symbol.

The legal date of our name change may differ from the market release date when posted on FINRA’s daily list. We anticipate that we will file an 8-K with the Securities and Exchange Commission after completion of our FINRA corporate action that may include, amongst other details, our new CUSIP number for our Common Stock and ticker symbol.

This Information Statement is first being mailed to our stockholders of record as of the close of business on November 2, 2023. The actions contemplated herein will not be effective prior to December 2, 2023, a date which is meant to allow sufficient time to accommodate at least 20 days after the date on which our definitive Information Statement is first mailed to our stockholders of record. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders of the Company.

Pursuant to Nevada Revised Statutes (“NRS”) 78.385, any corporation may amend its articles of incorporation by changing the name of the corporation. Pursuant to NRS 78.390, the board of directors must adopt a resolution setting forth the proposed amendment to the articles of incorporation and submit the proposed amendment to the stockholders for approval. An amendment to the articles of incorporation shall be approved by stockholders holding shares in the corporation representing at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation.

Section 78.320 of the Nevada Revised Statutes (“NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special shareholders' meeting convened for the specific purpose of such action.

This Information Statement is being furnished for informational purposes only.

Our Board of Directors is not soliciting your proxy or consent in connection with the aforementioned Name Change or Proposals. You are urged to read this Information Statement carefully and in its entirety for a description of the corporate action taken by the Majority Stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company.

We will commence mailing the notice to the holders of Common Stock on or about November ___, 2023.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY STOCKHOLDERS.

DESCRIPTION OF CAPITAL STOCK

Stock

The total number of shares of capital stock which the Corporation shall have authority to issue is: Twenty Billion One Hundred Million (20,100,000,000). These shares shall be divided into two classes with Twenty Billion (20,000,000,000) shares designated as common stock at $0.0001 par value (the “Common Stock”) and one hundred million (100,000,000) shares designated as preferred stock at $0.0001 par value (the “Preferred Stock”).

Designation of Preferred Series Z Stock. One Million (1,000,000) shares of the Company’s preferred stock shall be designated as Series Z Preferred Stock, $0.0001 par value per share. Initially, there will be no dividends due or payable on the Series Z Preferred Stock. Holders of Series Z Preferred Stock shall have the right to convert every share of Series Z Preferred into One Million (1,000,000) Common Shares of the Corporation. Series Z Stock may be converted at any time, at the sole discretion of the holder of Series Z Preferred Stock. Each one share of the Series Z Preferred Stock shall have voting rights equal to one million (1,000,000) votes of Common Stock. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series Z Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Certificate of Incorporation or by-laws.

Holders

As of the date of this Information Statement, we have 10,573,271,545 shares of Common Stock, $0.0001 par value, issued and outstanding and 0 shares of Preferred Stock, $0.0001 par value, issued and outstanding.

Voting

Each share of our Common Stock has voting rights of one vote per share. Our shares of Common Stock do not have cumulative voting rights.

Every vote of Series Z Preferred Stock has voting rights equal to 1,000,000 votes of Common Stock and each share of Series Z Preferred Stock may be converted into one million (1,000,000) shares of Common Stock at the sole discretion of the holder of Series Z Preferred Stock.

Dividends and Share Repurchases

We have not paid any dividends to our stockholders. There are no restrictions, which would limit our ability to pay dividends on common equity or that are likely to do so in the future.

VOTING SECURITIES

As of the date of this Information Statement, our voting securities consist of our shares of our Common Stock, par value $0.0001 per share (“Common Stock”) of which 10,573,271,545 shares of Common Stock are issued and outstanding. At this time we have no shares of Preferred Stock issued and outstanding.

Our Certificate of Amendment, which needs to be filed with the Nevada Secretary of State to effectuate our name change, requires the affirmative consent of our majority shareholders, which has been obtained by WeCapital Co., Ltd., a Japan Company, that beneficially owns approximately 79.98% of the issued and outstanding shares of our Common Stock.

WeCapital Co., Ltd., and our Board of Directors, have approved the proposed action(s) herein. The majority, although not sole, shareholder of WeCapital Co., Ltd. is TSM SOGO Firm Co., Ltd., a Japanese Company. TSM SOGO Firm Co., Ltd. is controlled by Mr. Yusuke Matsuda.

WeCapital Co., Ltd. had and has the power to pass the proposed corporate actions detailed herein without the concurrence of any of our other stockholder.

This Information Statement will be mailed on or about November __, 2023 to stockholders of record as of the Record Date and is being delivered to inform you of the corporate action described herein before such action takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Rights of Appraisal

No dissenters’ or appraisal rights are available to the Company’s stockholders as of the Record Date under Nevada law, the Restated Certificate of Incorporation, or the bylaws of the Company in connection with the Actions.

ACTIONS TO BE TAKEN

On November 1, 2023, the Board and WeCapital Co., Ltd., “the Consenting Stockholder”, approved the following proposal(s):

Proposal 1: To change the name of the Company from Perfect Solutions Group, Inc. to WeCapital Holdings, Inc., and file any amendment necessary with the Nevada Secretary of State to effect this action.

Proposal 2: Submit to the Financial Industry Regulatory Authority (FINRA) an Over-The-Counter (OTC) Corporate Action related to the name change specified in Proposal 1. Additionally, update our ticker symbol to more appropriately reflect our new name, WeCapital Holdings, Inc. These changes may necessitate obtaining a new CUSIP symbol.

Purpose of the Name Change and the Symbol Change

The Company’s Board of Directors, consisting solely of Koichi Ishizuka, and our Majority Shareholder, WeCapital Co., Ltd., believe that the Name Change, associated Amendment, and anticipated Symbol Change, is in the best interests of the Company and its shareholders to better reflect the Company’s future operations and strategy.

Potential Effects of Proposed Name Change and the Symbol Change

The Name Change, associated Amendment, and anticipated Symbol Change will affect all holders of our Common Stock. The Name Change, associated Amendment, and anticipated Symbol Change will not affect any stockholder’s percentage ownership interest in our Company.

Furthermore, the Name Change, associated Amendment, and anticipated Symbol Change will likely result in a change in the CUSIP number of our Common Stock. We will provide definitive information on the new CUSIP numbers in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission prior to the FINRA effective date of the Name Change and the Symbol Change.

The legal date of our name change may differ from the market release date when posted on FINRA’s daily list.

Stockholders will not be requested to surrender for exchange any stock certificates they hold. On and after the effective date of the Name Change and Symbol Change, the stock certificates representing the pre-Amendment shares will continue to be valid. Following the effective date of the Amendment, newly issued stock certificates will bear the Company’s new name, but this will not affect the validity of stock certificates already outstanding.

AMENDMENTS OF THE COMPANY’S ARTICLES OF INCORPORATION

The Company will amend its articles of incorporation in order to change the name of the Company from Perfect Solutions Group, Inc. to WeCapital Holdings, Inc. See Appendix A for the text of the Name Change.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of November 1, 2023, regarding the number of shares of our Common Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding Common Stock, (ii) each of our directors and named executive officer and (iii) all of our directors and named executive officer as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership generally includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of November 1, 2023, through the exercise of any option, warrant or similar right (such instruments being deemed to be “presently exercisable”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock that could be issued upon the exercise of presently exercisable options and warrants are considered to be outstanding. These shares, however, are not considered outstanding as of November 1, 2023 when computing the percentage ownership of each other person.

The percentage of voting control held by each listed person and/or entity is based on 10,573,271,545 shares of Common Stock, $0.0001 par value, issued and outstanding and 0 shares of Preferred Stock, $0.0001 par value, issued and outstanding as of the date of this report.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (Common Shares)	Percentage of Class (Common)	Amount and Nature of Beneficial Ownership (Preferred Shares)	Percentage of Class (Preferred)	Total Voting Percentage

Officers and Directors
Koichi Ishizuka (1) 3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo, Japan	1,544,000,000	14.603%	0	0%	14.603%
5% or Greater Shareholders
White Knight Co., Ltd. (2) 3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo, Japan	1,544,000,000	14.603%	0	0%	14.603%
WeCapital Co., Ltd. (3) 3F, Aristo Toranomon 1-17-16, Nishi Shinbashi Minato-Ku Tokyo 105-003 Japan	8,456,000,000	79.975%	0	0%	79.975%
Total Voting Percentage (5% or greater shareholders and Officers/ Directors as a group)					94.578%
_________________________________________

1 Koichi Ishizuka serves as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director of the Company. The row for Koichi Ishizuka includes his indirect ownership in the Company via White Knight Co., Ltd., holding 1,544,000,000 shares of Common Stock.

2 White Knight Co., Ltd., is a Japan Corporation owned and controlled by Koichi Ishizuka, our sole officer and director.

3 The majority, although not sole, shareholder of WeCapital Co., Ltd. is TSM SOGO Firm Co., Ltd., a Japanese Company. TSM SOGO Firm Co., Ltd. is controlled by Mr. Yusuke Matsuda.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee, or any other person, has any substantial interest, direct or indirect, in the Name Change or Proposals detailed herein that are not shared by all other stockholders.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Perfect Solutions Group, Inc., 3F Aristo Toranomon 1-17-16 Nishi Shinbashi Minato-Ku, Tokyo, Japan 105-0003, Attn: Chief Executive Officer, Koichi Ishizuka.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Name Change/ Proposals outlined above and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to Perfect Solutions Group, Inc., 3F Aristo Toranomon 1-17-16 Nishi Shinbashi Minato-Ku, Tokyo, Japan 105-0003, Attn: Chief Executive Officer, Koichi Ishizuka. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Action, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

November 2, 2023	/s/ Koichi Ishizuka
Koichi Ishizuka
Chief Executive Officer, Sole Director

APPENDIX A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Entity information:

Name of entity as on file with the Nevada Secretary of State:

Perfect Solutions Group, Inc.

Entity or Nevada Business Identification Number (NVID): NV20212150011

2.	Restated or Amended and Restated Articles:

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _______

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

*	Restated or Amended and Restated Articles must be included with this filing type.

3.	Type of Amendment Filing Being Completed:

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ Board of Directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 79.98%

☐ Officer’s Statement (foreign qualified entities only) -

Name of home state, if using a modified name in Nevada: ___________________

Jurisdiction of formation: ___________________

Changes to takes the following effect:

☐	The entity name has been amended.	☐	Dissolution
☐	The purpose of the entity has been amended.	☐	Merger
☐	The authorized shares have been amended.	☐	Conversion
☐	Other: (specify changes)

*	Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporation’s creation.

7

4.	Effective Date and Time: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5.	Information Being Changed: (Domestic corporations only)

☒	The entity name has been amended.
☐	The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐	The purpose of the entity has been amended.
☐	The authorized shares have been amended.
☐	The directors, managers or general partners have been amended.
☐	IRS tax language has been added.
☐	Articles have been added.
☐	Articles have been deleted.
☐	Other.

The articles have been amended as follows: (provide article numbers, if available)

ARTICLE I

NAME

The name of the Corporation shall be WeCapital Holdings, Inc.

6.	Signature:
		Signature	Title